SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                             December 14, 1996
                     (Date of earliest event reported)

                       McDonnell Douglas Corporation
           (Exact name of Registrant as specified in its charter)

   Maryland                1-3685                43-0400674
(State of          (Commission File No.)      (IRS Employer
Incorporation)                                Identification No.)

           Post Office Box 516, St. Louis, Missouri     63166-0516
        (Address of principal executive offices, including zip code)

                               (314) 232-0232
            (Registrant's telephone number, including area code)



                  INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

On December 14, 1996, McDonnell Douglas Corporation, a Maryland corporation (the "Company"), The Boeing Company, a Delaware corporation ("Boeing"), and West Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Boeing ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will be merged (the "Merger") with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Boeing. At the effective time of the Merger, each issued and outstanding share of common stock of the Company, other than shares owned by Boeing or the Company, will be converted into .65 shares of Boeing common stock. Each share of Boeing common stock issued in the Merger will include the associated right pursuant to Boeing's shareholder rights plan. A copy of the Company's press release dated December 15, 1996 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

        (c)  Exhibits.

             Exhibit 99.1 - Press Release of McDonnell Douglas Corporation dated December 15, 1996.


                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    MCDONNELL DOUGLAS CORPORATION


                                    By: /s/ F. Mark Kuhlmann
                                        F. Mark Kuhlmann
                                        Senior Vice President and
                                        General Counsel

Dated:  December 23, 1996



                               EXHIBIT INDEX


Exhibit No.           Description

   99.1 Press Release of McDonnell Douglas Corpo-ration dated December 15, 1996.